EXHIBIT 99.3

Wednesday February 2, 1:30 pm Eastern Time

Company Press Release

SOURCE: The Nasdaq Stock Market, Inc.

Nasdaq Changes Status of Trading
Halt in SunStar Healthcare, Inc., And Requests Additional
Information from Company

WASHINGTON, Feb. 2 /PRNewswire/ -- The Nasdaq Stock Market(SM) announced today that the trading halt status in SunStar Healthcare, Inc. (Nasdaq: SUNS - news) was changed to "additional information requested"' from the company. Trading in the company had been halted on February 2, 2000 at 9:03 a.m. EST for news pending at a last sale price of 3 7/16. Trading will remain halted until the company has fully satisfied Nasdaq's request for additional information.

For news and additional information about the company, please contact the company directly, or check under the company's symbol using InfoQuotes(SM) on the Nasdaq(R) Web site.

For more information about The Nasdaq Stock Market, visit the Nasdaq Web site at http://www.nasdaq.com or the Nasdaq Newsroom(SM) at http://www.nasdaqnews.com.


                                      - 6 -